UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2023, SiTime Corporation (the “Company”) entered into a Master Framework Agreement (the “Master Framework Agreement”) with Ningbo Aura Semiconductor Co., Ltd., a limited liability company incorporated under the laws of People’s Republic of China, Aura Semiconductor Pvt. Ltd., a company incorporated under the laws of India, Shaoxing Yuanfang Semiconductor Co Ltd., a limited liability company incorporated under the laws of People’s Republic of China (“PRC”), Aura Semiconductor Limited, a limited company incorporated and existing under the laws of Hong Kong, and Aim Core Holdings Limited, a company organized and existing under the laws of British Virgin Islands (each an “Aura Entity” and collectively, the “Aura Entities”), pursuant to which the Company agreed to purchase certain assets of the Aura Entities and license certain intellectual property of the Aura Entities relating to the timing products of the Aura Entities.

The Master Framework Agreement provides the Company with an exclusive worldwide, irrevocable, perpetual, and transferable license to certain intellectual property of the Aura Entities and to use, make, have made, sell and offer for sale (whether directly or indirectly), import, and otherwise exploit, commercialize, and dispose of any product or services using such intellectual property (the “License”). The intellectual property that is the subject of the License relates to the timing products of the Aura Entities.

The intellectual property underlying the License will be delivered on an ongoing and periodic basis commencing on the closing date through July 2025. The purchase price for the transaction will be approximately $148 million in cash, with approximately $36 million being paid at closing and the remaining amounts being paid on a periodic basis upon and subject to the Aura Entities delivering to the Company products that meet certain specified criteria and contain the licensed intellectual property. The consideration payable for the transaction also includes potential earnout payments based on agreed multiples of net revenue generated by sales by the Company of products containing licensed intellectual property through calendar year 2028, up to a maximum amount of $120 million.

The Master Framework Agreement contains certain covenants and restrictions, including certain geographic restrictions providing that for five years following closing of the transaction the Company is prohibited from selling products containing certain intellectual property licensed from the Aura Entities to entities with group headquarters of the design win customer located in the PRC, and the Aura entities are prohibited from selling products containing certain intellectual property licensed to the Company to entities with group headquarters of the design win customer located outside the PRC.

The Master Framework Agreement also contains customary representations, warranties, covenants, and indemnities of a transaction of this type and provides for certain support services to be delivered by the Aura Entities to the Company on an ongoing basis. The Master Framework Agreement provides for the closing of the transaction within five business days after satisfaction or waiver of closing conditions, but in no event later than March 31, 2024.

The foregoing summary of the Master Framework Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Master Framework Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, Arthur Chadwick, Executive Vice President and Chief Financial Officer of the Company, notified us of his decision to retire and resign from all of his officer positions with the Company and all of its subsidiaries, effective November 7, 2023 (the “Retirement Date”).

In connection with his retirement, the Company and Mr. Chadwick entered into a retirement agreement (the “Retirement Agreement”) dated as of October 30, 2023. Pursuant to the terms of the Retirement Agreement, subject to approval of the compensation committee of the board of directors of the Company (the “Compensation Committee”), the Company will accelerate the vesting of 6,286 shares of Mr. Chadwick’s unvested restricted stock units (the “RSU”). Mr. Chadwick will also receive any accrued salary and any accrued but unused vacation incurred through the Retirement Date. The Retirement Agreement also provides for a customary release of claims by Mr. Chadwick.

On November 1, 2023, the Company announced that Elizabeth Howe, 53, will join the Company and become Executive Vice President and Chief Financial Officer on November 8, 2023. Ms. Howe will join the Company from HP Inc. ("HP"), a publicly traded global information technology company, where she has most recently served as Chief Audit Executive since April 2021, in which position she was responsible for HP’s internal audit program and oversight of enterprise risk management. During Ms. Howe’s 17 year tenure at HP, she served in a range of finance roles including Global Head of Investor Relations from February 2018 to April 2021 and Vice President, Chief Financial Officer for HP's Graphics Solutions Business from February 2015 to February 2018.

The Company and Ms. Howe have executed an employment letter, dated October 31, 2023 (the “Employment Letter”), which includes the following terms: (i) an annual base salary of $441,000 (the “Base Salary”), (ii) beginning January 1, 2024, an annual target bonus equal to 75% of the Base Salary based on meeting goals under the Company’s Executive Bonus and Retention Plan, which is applicable to other senior executives and is attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 6, 2020 (File No. 001-39135) and (iii) subject to approval of the Compensation Committee, two equity awards to be granted under the Company’s 2019 Equity Incentive Plan or 2022 Inducement Award Plan of the RSUs pursuant to the Company’s standard form RSU agreement. The first equity award will be valued at a total of $5.4 million, to be calculated based on the average closing stock price per share of the Company’s common stock for the 20 trading days prior to the date of grant which will vest over four years with 25% vesting on November 20, 2024 and the remainder will vest as to 1/16 of the total RSU for each quarter thereafter, in each case subject to her continued service and the second equity award will be valued at $400,000 (the “Signing Bonus”), to be calculated based on the average closing stock price per share of the Company’s common stock for the 20 trading days prior to the date of grant which will vest in full on November 20, 2023. If Ms. Howe terminates her employment with the Company for any reason within 12 months of her start date, the Signing Bonus will be forfeitable to the Company on a pro-rated basis based on time served with the Company. Ms. Howe will also be eligible for additional annual equity awards in the future based on the Company’s typical equity award granting practices.

Ms. Howe will be entitled to receive certain severance benefits if her employment is terminated in connection with a change of control of the Company pursuant to the Change of Control and Severance Agreement, which is applicable to other senior executives and is attached as Exhibit 10.9 to the Company’ Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 23, 2019 (File No. 333-234305). In connection with her appointment, Ms. Howe will enter into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 16, 2021 (File No. 001-39135).
Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

10.1
Master Framework Agreement, dated as of October 30, 2023, by and between SiTime Corporation, Ningbo Aura Semiconductor Co., Ltd., Aura Semiconductor Pvt. Ltd., Shaoxing Yuanfang Semiconductor Co Ltd., Aura Semiconductor Limited, and Aim Core Holdings Limited.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	November 1, 2023	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Executive Vice President and Chief Financial Officer